EXHIBIT 99.1

Pacific Green targets 12GWh battery energy storage capacity across four global markets

  Company doubles down on BESS as a priority focus in 2024, having expanded its global pipeline to 6GWh in 2023.
  Australia and Italy are hotspots for significant expansion of origination portfolio, alongside entry into Polish market.
  Further expansion of UK portfolio, as pioneering Richborough project enters first full year of operation and construction is underway at huge Sheaf project.

DOVER, DE, Feb. 06, 2024 (GLOBE NEWSWIRE) --  Global energy storage and environmental technology company, Pacific Green Technologies, Inc. ("Pacific Green", OTCQB: PGTK) is targeting more than 12GWh of battery energy storage capacity across four global markets.

Having achieved rapid pipeline growth to 6GWh in 2023 - taking scale positions in the emerging Italian and Australian energy storage markets, as well as moving its first project into operation at Richborough, UK – the company is doubling down on utility-scale battery energy storage systems (BESS) as a priority focus for 2024 and beyond.

Australia and Italy remain hotspots for significant further pipeline expansion, with the company also seeking to recharge its origination portfolio in the maturing UK market, as well as taking its first steps into the nascent Polish market.

Pacific Green is targeting a minimum of 1GWh capacity in each market it enters. Its targets for 2024 include:

UK – operation / development / origination

Recent strategic milestones have included commissioning the 99.8MWh Richborough Energy Park, achieving financial close at neighbouring 373.5MWh Sheaf Energy Park - one of the first and largest non-recourse debt financed BESS sites in the world, and transferring ownership of both projects to energy transition fund Sosteneo.

2024 priorities include progressing construction of Sheaf Energy Park ahead of its July 2025 commissioning date and further expanding the UK origination portfolio.

Australia – development / origination

Having last year secured land exclusivity agreements for two major BESS projects in Southern Australia with 3GWh of storage capacity, Pacific Green aims to more than double its greenfield origination pipeline to 6GWh+.

Pacific Green’s Australian team is targeting financial close on its first 500MWh of storage capacity this year, ahead of the start of commercial operations in 2026.

Italy – development / origination

Having acquired a majority shareholding in five battery energy parks in Italy from originator Sphera Energy in 2023, totalling 2.8GWh capacity, Pacific Green’s team in Italy is targeting financial close on its first 1,500MWh of storage capacity this year, ahead of the start of commercial operations in 2026.

The team also aims to further expand its origination portfolio to almost 5GWh in total.

Poland - origination

Pacific Green intends to enter the nascent Polish market in 2024, targeting an initial origination pipeline of approximately 400MWh storage capacity.

Scott Poulter, Pacific Green’s Chief Executive, said:

“We’re focused on rolling out next-generation battery energy parks at scale and at speed – drawing on a unique combination of technology, project development and project finance expertise, alongside relationships cultivated with trusted partners throughout the BESS supply chain.

“Our work in 2023 demonstrated the speed and efficiency with which our team can bring forward vital new BESS assets and deliver significant value to our shareholders – and we intend to continue building the pace in 2024 and beyond.

“The role of battery storage in advancing the energy transition is no longer debatable – but to achieve the momentous growth that’s needed in operational capacity, the market needs to double down on its efforts to originate workable projects and commercialise and deploy the technology efficiently.  We’re laser focused on building the pipeline, the team and the international relationships needed to make a real difference in this sector.”

-ENDS-

About Pacific Green Technologies, Inc.:

Pacific Green is a global energy storage and environmental technology company, on a mission to advance the transition to sustainable energy solutions.

The business is focused on rapidly building a global portfolio of utility-scale battery energy storage systems (BESS), with a current total of 6GWh of energy storage capacity in development, construction or operation.

Pacific Green’s team brings together extensive technology, project development and project finance expertise – having commercialised numerous pioneering technologies, and steered major international energy and infrastructure projects successfully through financing and development.

This in-house expertise is complemented by strategic relationships cultivated with trusted partners at all levels of the global environmental supply chain – providing access to the very best technology and manufacturing capabilities on offer, alongside internationally respected financial institutions and project partners.

For more information, visit: www.pacificgreen.com

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the continued development of the Project, any potential business developments and future interest in Pacific Green’s battery, solar and environmental technologies.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the continuation of the development of the Project, general economic and political conditions. These forward-looking statements are made as of the date of this news release, and Pacific Green assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although Pacific Green believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in Pacific Green’s annual report on Form 10-K for the most recent fiscal year, Pacific Green’s quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

For media enquiries, please contact: pacificgreen@tamarindo.global

Scott Poulter, Chairman & CEO
Pacific Green Technologies, Inc.
T: +1 (302) 601-4659